UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2013
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On April 15, 2013, S&W Seed Company (the "Company") announced that the warrant exercise period for its Class A warrants ("Class A Warrants"), which was to expire at 5:00 pm Pacific time on April 15, 2013, has been extended by ten business days to 5:00 pm Pacific time on April 29, 2013 (the "Redemption Time"). The Class A Warrants will cease trading on the NASDAQ Capital Market at the close of trading on April 15, 2013, despite extension of the exercise period.

The Company will provide a three day "protect" period after the Redemption Time to allow for settlement of exercised Class A Warrants after the Redemption Time. Accordingly, any Class A Warrants for which notice of guaranteed delivery is received prior to the Redemption Time shall be deemed exercised so long as the procedure for book-entry transfer via DWAC (or physical delivery of warrant certificates) is completed for the protected Class A Warrants and the funds required for exercise are received by S&W's Warrant Agent, Transfer Online, Inc., by 5:00 pm Pacific time on May 2, 2013. Any Class A Warrants not exercised by the registered holders will automatically expire on May 2, 2013, and S&W will thereafter remit to the registered holders of expired Class A Warrants the sum of $0.25 per warrant. After expiration, registered holders of expired Class A Warrants will have no rights or privileges other than to receive $0.25 per warrant. The common stock underlying the Class A Warrants is registered pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission.

A copy of the press release issued by the Company with respect to the extension of the warrant exercise period is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated April 15, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President and Chief Financial Officer

Date: April 15, 2013

3

EXHIBIT INDEX

Exhibit	Description
99.1 *	Press Release dated April 15, 2013

*    Also provided in PDF format as a courtesy.